As filed with the Securities and Exchange Commission on July 10, 2015

Registration No. 333-

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

 REGISTRATION STATEMENT

UNDER

 THE SECURITIES ACT OF 1933

 ____________________

SIGNAL GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1187267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5740 Fleet Street

 Carlsbad, California 92008

(760) 537-4100

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel D. Riccitelli
President and Chief Executive Officer
Signal Genetics, Inc.
5740 Fleet Street Carlsbad, California
(760) 537-4100

(Address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(4)
Representative’s Warrants(4)	-		-		-		-
Shares of Common Stock underlying Representative’s Warrants	42,500	(2)	$12.50	(3)	$531,250	(5)	$61.73
Representative’s Warrants(4)	--		-		-		-
Shares of Common Stock underlying Representative’s Warrants	160,714	(2)	$3.50	(3)	$562,499	(5)	$65.36
TOTAL	203,214				$1,093,749		$127.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Represents shares of common stock underlying warrants issued to the underwriters in our previous public offerings.
(3)	Represents the per share Exercise Price of the warrants described in footnote (2) above.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated JULY 10, 2015

PROSPECTUS

SIGNAL GENETICS, INC.

203,214 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

We are offering 42,500 shares of our common stock, par value $0.01 per share, that are issuable at a purchase price of $12.50 per share from time to time upon exercise of currently outstanding warrants that we issued in June 2014 as part of our initial public offering. We are also offering 160,714 shares of our common stock, par value $0.01 per share, that are issuable at a purchase price of $3.50 per share from time to time upon exercise of currently outstanding warrants that we issued in February 2015 as part of another public offering. No securities are being offered pursuant to this prospectus other than the shares of our common stock that will be issued upon exercise of those currently outstanding warrants.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “SGNL.” On July 7, 2015, the last reported sale price of our common stock was $2.38.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Signal Genetics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Signal Genetics, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

1

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://www.signalgenetics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 15, 2015;

•	Our Current Report on Form 8-K, filed with the SEC on June 23, 2015; and

•	The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 6, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

2

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Signal Genetics, Inc.

 Attn: Corporate Secretary

5740 Fleet Street

 Carlsbad, California 92008

(760) 537-4100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

3

THE COMPANY

Overview

We are a commercial stage, molecular genetic diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer. Our mission is to develop, validate and deliver innovative diagnostic services that enable better patient-care decisions. The patient-care decisions we impact include the field of personalized medicine, wherein diagnostic tests guide treatment decisions with genetically-targeted therapies as well as traditional chemotherapy regimens. We hold an exclusive license in our licensed field to the intellectual property stemming from the renowned research on multiple myeloma (“MM”), performed at the University of Arkansas for Medical Sciences (“UAMS”).

MM is a hematologic, or blood, cancer that develops in the bone marrow and specifically affects the plasma cells of the bone marrow. Normal plasma cells produce immunoglobulins, otherwise known as antibodies, which help the body fight infection and disease. In MM, the normal plasma cells become malignant and inhibit the production of normal blood cells and antibodies, including red blood cells, white blood cells and blood platelets, and crowd the bone marrow with malignant plasma cells, which produce an abnormal antibody called a monoclonal protein (“M protein”). The hallmark characteristic of MM is a high level of M protein in the blood. MM can also cause soft spots in the bone known as osteolytic lesions. MM is the second most common blood cancer after non-Hodgkin’s lymphoma (NHL) and represents approximately 15% of all hematomalignancies. According to the American Cancer Society and the National Cancer Institute, approximately 26,850 new cases of MM are expected to be diagnosed in the United States in 2015 and approximately 11,240 deaths from MM are expected to occur in the United States in 2015. More Americans will die from MM in 2015 than from any other blood cancer. Although a relatively rare disease, MM is responsible for 2% of all cancer deaths in the United States each year and will kill more Americans than melanoma, the deadliest form of skin cancer. There are an estimated 89,658 people currently living with MM in the United States. The five-year survival rate for people with MM is about 47%. The American Cancer Society estimates that the lifetime risk in the United States of getting MM is 1 in 143.

To date, there are no known causes of MM. The most significant risk factor for developing MM is age. According to Nature: International Weekly Journal of Science’s supplement on MM published on December 15, 2011 in volume 480, page S-33 through S-80, or Nature’s MM supplement, 96% of MM cases are diagnosed in people older than 45 years of age, and more than 63% are diagnosed in people older than 65 years of age. There are usually no early stage symptoms of MM and a suspicion of a MM diagnosis is often made incidentally through routine blood tests which reveal low numbers of red blood cells and high levels of protein. Once diagnosed, MM is classified into one of three categories in a process known as staging. Staging is the process of determining how widespread or advanced the cancer is. Under the International Staging System (“ISS”), MM is classified into three stages based upon the presence of serum beta-2 microglobulin and serum albumin, which are blood proteins that are measured through a blood test. Staging is the key factor in a physician’s choice of treatment for a patient and that patient’s outlook or prognosis, often framed as progression free survival (PFS) or overall survival (OS). Prognosis is typically based on the existence of different signs, symptoms and circumstances. Certain laboratory and clinical findings, or prognostic indicators, provide important information for MM, including when treatment should begin and what treatments to use, based upon a patient’s individual prognosis and risk for relapse. However, the experts caring for MM patients have been burdened by a staging system that predates and thus fails to capture the rich body of new genomic information that has been shown to assist in the staging process. Similar genetic information has proven transformational in a number of solid tumor types, including breast, colon and lung cancer. In each case, specific genetic determinants enable doctors to identify patients who are likely to respond to genetically targeted therapies, resulting in better outcomes for these patients, including a higher rate of survival. According to the National Cancer Institute, these benefits have not yet been recognized in MM treatment. The traditional approach in MM treatment which utilizes cytogenetic techniques, such as karyotyping and fluorescent in-situ hybridization (“FISH”), for staging may not accurately stage MM patients or accurately assess the risk of relapse. Perhaps the greatest shortcoming of the current staging system for MM is its inability to classify MM patients into high and low risk prognosis groups. A tool that can further define risk-stratification by classifying MM patients in this manner would better inform physicians when to treat and what drugs to treat patients with, potentially improving health outcomes in MM patients. We believe a more comprehensive, systematic approach utilizing current genetic technologies is necessary to meet this unmet medical need.

Our flagship diagnostic service is the Myeloma Prognostic Risk Signature, or MyPRS® test. The MyPRS® test is a microarray-based gene expression profile (“GEP”), assay that measures the expression level of specific genes and groups of genes that are designed to predict an individual’s long-term clinical outcome/prognosis, giving a basis for personalized treatment options and helping physicians classify MM patients into either high or low risk groups. The MyPRS® test provides a whole-genomic expression profile of a patient’s MM. The GEP is a genetic fingerprint of a cancer, with each cancer being unique, just as each fingerprint is unique. Many recent studies show that the GEP of cancerous tumors makes personalized treatment possible, and our MyPRS® test is the first genetic test to be developed specifically for MM according to the 2007 John Shaughnessy paper in the journal Blood (A validated gene expression model of high-risk multiple myeloma is defined by deregulated expression of genes mapping to chromosome 1. Mar 15;109(6):2276-84. Epub 2006 Nov 14). MyPRS® is designed to be used at the time of initial MM diagnosis and also when the patient has experienced a relapse as an aid to physicians in selecting the optimal treatment regimen for each patient’s unique condition. Specifically, the test helps allow:

4

•	risk stratification to help distinguish patients with indolent MM that may not need treatment from those patients with aggressive MM that requires more aggressive treatment; and

•	identification of important genomic alterations that allow for MM sub-classification that may affect the therapy selection, and potentially enable a personalized medicine approach.

Recent Developments

In June we announced that we executed a Master Service Agreement (“MSA”) with a leading pharmaceutical company. Under the MSA, our proprietary MyPRS® genetic test will be run across multiple clinical trials in connection with the development of novel treatments for patients with multiple myeloma. We have triggered the first of four studies as part of the MSA. Under the agreement, MyPRS® will help inform patterns of response to novel therapy regimens with the aim of enabling physicians to better manage multiple myeloma patients based on their specific genetic profile. Developing a pipeline of pharmaceutical company relationships is a key objective for us, and we plan to pursue additional clinical trial service agreements with multiple companies as part of our overarching commercial strategy going forward.

Corporate Information

We were founded in New York as a Delaware limited liability company in January 2010 under the name Myeloma Health LLC. Signal Genetics LLC was formed as a Delaware limited liability company in December 2010. Effective January 1, 2011, substantially all of the member interests in Myeloma Health LLC were exchanged for member interests in Signal Genetics LLC and Myeloma Health LLC became a subsidiary of the Company. Immediately prior to the pricing of our initial public offering, on June 17, 2014, Signal Genetics LLC converted from a Delaware limited liability company to a Delaware corporation (the “Corporate Conversion”). In connection with the Corporate Conversion, each unit of Signal Genetics LLC was converted into a share of common stock of Signal Genetics, Inc., the members of Signal Genetics LLC became stockholders of Signal Genetics, Inc. and Signal Genetics, Inc. succeeded to the business of Signal Genetics LLC and its consolidated subsidiaries. Our principal executive offices are located at 5740 Fleet Street, Carlsbad, California 92008, and our telephone number is (760) 537-4100.

5

THE OFFERING

Common stock offered by us pursuant to this prospectus	42,500 shares of common stock issuable upon the exercise of the warrants issued to the underwriter and its designees in connection with our June 2014 initial public offering which are exercisable until June 2019 at an exercise price of $12.50 per share. 160,714 shares of common stock issuable upon the exercise of the warrants issued to the underwriter and its designees in connection with our February 2015 public offering which are exercisable until February 2020 at an exercise price of $3.50 per share.

Common stock to be outstanding after this offering if all of the warrants are exercised	Up to 7,708,204 shares.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” for further information

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	“SGNL”

The number of shares of our common stock to be outstanding immediately after this offering is based on 7,504,990 shares of our common stock outstanding as of March 31, 2015. The number of shares outstanding as of March 31, 2015 excludes:

•	903,704 shares of common stock issuable upon vesting of restricted stock unit awards outstanding as of March 31, 2015;

•	180,000 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2015, at a weighted exercise price of $4.19 per share;

•	135,761 shares of our common stock reserved for future issuance under our 2014 Stock Incentive Plan as of March 31, 2015; and

•	854,601 additional shares of our common stock reserved for future issuance under our first amendment to our 2014 Stock Incentive Plan as approved by our stockholders on June 18, 2015.

6

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could,” “would,” “will” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors.” Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

8

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $1.1 million. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities

We cannot currently determine with absolute certainty how we will use the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. We will pay all of the costs associated with registering the securities covered by this prospectus.

9

DILUTION

Our net tangible book value of our common stock as of March 31, 2015 was $13.1 million, or $1.75 per share of common stock based upon 7,504,990 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2015.

After giving effect to the sale of an aggregate of 203,214 shares of common stock in this offering at an aggregate exercise price of $1.1 million, our pro forma as adjusted net tangible book value as of March 31, 2015 would have been $14.2 million, or $1.85 per share of our common stock. This represents an immediate increase in net tangible book value of $0.10 per share of common stock to our already existing stockholders and an immediate dilution in net tangible book value of $3.53 per share of common stock to purchasers in this offering. The following table illustrates this calculation on a per share basis:

Weighted average exercise price per share		$5.38
Net tangible book value per share	$1.75
Increase in net tangible book value per share attributable to the offering	$0.10
As adjusted net tangible book value per share after giving effect to the offering		1.85
Dilution in net tangible book value per share to new investors in this offering		$3.53

The number of shares of our common stock to be outstanding immediately after this offering is based on 7,504,990 shares of our common stock outstanding as of March 31, 2015. The number of shares outstanding as of March 31, 2015 excludes:

•	903,704 shares of common stock issuable upon vesting of restricted stock unit awards outstanding as of March 31, 2015;

•	180,000 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2015, at a weighted exercise price of $4.19 per share;

•	135,761 shares of our common stock reserved for future issuance under our 2014 Stock Incentive Plan as of March 31, 2015; and

•	854,601 additional shares of our common stock reserved for future issuance under our first amendment to our 2014 Stock Incentive Plan as approved by our stockholders on June 18, 2015.

10

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the warrants we issued in June 2014 and February 2015. These warrants were exercisable or will become exercisable for a total of 203,214 shares of our common stock, and no more of these warrants will be issued. We will not issue fractional shares upon exercise of these warrants. Each of these warrants contains instructions for exercise. In order to exercise any of these warrants, the holder must deliver to us or our transfer agent the information required in the warrants, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Capital Stock — Underwriter Warrants.”

11

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of the date of this prospectus, we have 7,849,493 shares of common stock issued and outstanding, which are held by 6 holders of record.

Common Stock

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. We have no present plans to issue any shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Warrants

As of March 31, 2015, we had an aggregate of 203,214 outstanding warrants to acquire an aggregate of shares of our common stock at a weighted average exercise price of $5.38 per share, and which expire in dates ranging from June 17, 2019 to February 17, 2020.

12

Underwriter Warrants

February 2015 Equity Offering

In connection with our February 2015 public offering, we issued to the underwriters, Aegis Capital Corp. and Chardan Capital Markets, LLC, the representative warrants to purchase up to a total of up to 160,714 shares of common stock. The warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing on February 17, 2016. The warrants are exercisable at $3.50 per share. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) agreed to not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the closing of the public offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from February 17, 2015 in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from February 17, 2015 in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

June 2014 Initial Public Offering

In connection with our June 2014 initial public offering, we issued to the underwriters, Aegis Capital Corp., the representative warrants to purchase up to a total of up to 42,500 shares of common stock. The warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing on June 17, 2015. The warrants are exercisable at $12.50 per share. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) agreed to not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the closing of the public offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from June 17, 2014 in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from June 17, 2014 in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Anti-Takeover Effects of Delaware Law

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

13

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;

•	our bylaws may be amended or repealed by our board of directors or our stockholders;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

•	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

14

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

15

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the board of directors, the Chairman of the board of directors or our Chief Executive Officer or, in the absence of a Chief Executive Officer, our President, subject to the rights of the holders of any series of preferred stock.

Election and Removal of Directors

Our stockholders may only remove directors for cause. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws will not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SGNL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place Woodmere, NY 11598.

16

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

17

203,214 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

____________________

PROSPECTUS

____________________

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that we may incur in connection with the securities being registered hereby. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$127.09
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Miscellaneous	$4,872.91
Total	$20,000

*	Estimated fees.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

S-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper benefit.

Our certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

S-2

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the 10th day of July, 2015.

SIGNAL GENETICS, INC.

By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel D. Riccitelli and or Tamara A. Seymour, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Samuel D. Riccitelli	President, Chief Executive Officer
Samuel D. Riccitelli	and Director (Principal Executive Officer)	July 10, 2015

/s/ Tamara A. Seymour	Chief Financial Officer (Principal
Tamara A. Seymour	Financial and Principal Accounting Officer)	July 10, 2015

/s/ Bennett S. LeBow	Chairman of the Board of Directors	July 10, 2015
Bennett S. LeBow

/s/ David A. Gonyer, R. Ph.	Director
David A. Gonyer, R. Ph.		July 10, 2015

/s/ Douglas A. Schuling	Director
Douglas A. Schuling		July 10, 2015

/s/ Robin L. Smith, M.D.	Director
Robin L. Smith, M.D.		July 10, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Signal Genetics, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (No. 001-36483) filed with the Securities and Exchange Commission on August 14, 2014).

3.2	Bylaws of Signal Genetics, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q (No. 001-36483) filed with the Securities and Exchange Commission on August 14, 2014).

4.1	Reference is made to Exhibits 3.1 through 3.2

4.2	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (No. 333-201533) filed with the Securities and Exchange Commission on January 29, 2015).

4.3	Form of Representative’s Warrant (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1/A (No. 333-194668) filed with the Securities and Exchange Commission on June 6, 2014).

5.1*	Opinion of Reed Smith LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (incorporated by reference to the signature page hereto).

* Filed herewith.